ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070816731-95
Filing Date and Time 12/30/2007 4:00 PM
Entity Number C22538-2004

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(PURSUANT TO NRS 78.385 AND 78.390 – After Issuance of Stock)

1.	Name of Corporation:
BULLDOG FINANCIAL, INC.

2.	The articles have been amended as follows (provided article number, if available):
AUTHORIZED CAPITAL STOCK INCREASED TO 500,000,000 SHARES AT $0.0001 PAR VALUE. NAME CHANGE TO "ARCTIC OIL & GAS CORP." FORWARD STOCK SPLIT, EVERY 1 SHARE BECOME 20 SHARE.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4.	Effective date of filing (optional): 11/30/07

5.	Officer Signature (Required): X /s/ Peter Sterling PH 323-356-7777
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote.  In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATEMENT OF ORGANIZATION

OF

Bulldog Financial, Inc.

(a Nevada Corporation)

The undersigned being the President and Secretary of BULLDOG FINANCIAL, INC., (the “Corporation”) hereby activates the Corporation and adopts the following resolution as of November 27th, 2007:

RESOLVED, that a copy of the Articles of Incorporation of the Corporation be filed in the Minute Book of the Corporation.

RESOLVED, that the By-Laws in the form -------, hereto be, and hereby are adopted as the BY-Laws of the Corporation and that a copy be filed in the Minute Book of the Corporation directly following the Certificate of Incorporation.

RESOLVED, that the By-Laws be, and hereby are adopted as the By-Laws of the Corporation, that the authorized capital of common stock shall increase to be a authorized capital of 500,000,000 shares per value.

RESOLVED, that the currently issued and outstanding common stock shall increase twenty (20) share for every one (1) share held.  Therefore for every one hundred (100) shares held shall become two thousand (2000) shares for all shareholders as of record November 25th, 2007 and shall take effect November 30th 2007.

RESOLVED, that the Corporation shall change the name to Arctic Oil & Gas Corp. and that upon the filling of the appropriate Certificate with the Secretary of State of the State of Nevada, BULLDOG FINANCIAL, INC.’s name shall be changed to ARCTIC OIL  & GAS CORP.

RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to take any and all action and to execute and deliver any and all instruments required to consummate all of the transactions contemplated by the foregoing resolutions.

Dated: November 27th , 2007.

/s/Peter  Sterling
    Peter Sterling
    President and Secretary.

STATE OF NEVADA
ROSS MILLER Secretary of State	OFFICE OF THE STATE SECRETARY OF STATE.	SCOTT W. ANDERSON Deputy Secretary For Commercial Recordings

Filing Acknowledgement

November 30, 2007

Job Number	Corporation Number
C20071203-0003	C22538-2004

Filing Description	Document Filing Number	Date/ Time of Filing
Amendment	20070816731-95	November 30, 2007 04:00:49 PM

Corporation Name	Resident Agent
ARCTIC OIL & GAS CORP.	CORPORATION TRUST COMPANY OF NEVADA.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time has been affixed to each document, indicating the  date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                    Respectfully,

                  /s/Ross Miller
                    ROSS MILLER
                    Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138